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Exhibit 10.23

Execution Version

FIFTH OMNIBUS AMENDMENT AGREEMENT

Among

MINERA SAN CRISTÓBAL, S.A.,
as Borrower

APEX SILVER MINES LIMITED,

APEX SILVER MINES SWEDEN AB,

APEX LUXEMBOURG S.A. R.L.,

APEX SILVER FINANCE LTD.,

APEX METALS MARKETING GmbH,

SUMITOMO CORPORATION,

SC MINERALS AKTIEBOLAG,

COMERCIAL METALES BLANCOS AB,

BNP PARIBAS,
as Administrative Agent

BARCLAYS CAPITAL,
as Technical Agent

CORPORACIÓN ANDINA DE FOMENTO,
as a Senior Lender

JPMORGAN CHASE BANK, N.A.,
as Collateral Agent and Securities Intermediary,

and

THE SENIOR LENDERS PARTY HERETO

Dated as of December 17, 2008

i

        This FIFTH OMNIBUS AMENDMENT AGREEMENT (this "Agreement"), dated as of December 17, 2008, is entered into among MINERA SAN CRISTÓBAL, S.A., a sociedad anónima organized under the laws of Bolivia (the "Borrower"), APEX SILVER MINES LIMITED, an exempted company duly incorporated with limited liability and validly existing under the laws of the Cayman Islands ("ASM"), APEX SILVER MINES SWEDEN AB, a privat aktiebolag organized under the laws of Sweden ("Apex Sweden"), APEX LUXEMBOURG S.A. R.L., a société à responsabilité limitée organized under the laws of Luxembourg ("Apex Luxembourg"), APEX SILVER FINANCE LTD., an exempted company duly incorporated with limited liability and validly existing under the laws of the Cayman Islands ("Apex Silver Finance"), APEX METALS MARKETING GmbH, a company with limited liability organized under the laws of Switzerland ("Apex Metals Marketing"), SUMITOMO CORPORATION, a corporation organized under the laws of Japan ("Sumitomo"), SC MINERALS AKTIEBOLAG, a privat aktiebolag organized under the laws of Sweden ("SC Minerals Sweden"), COMERCIAL METALES BLANCOS AB, a privat aktiebolag organized under the laws of Sweden ("Comercial Metales Blancos"), BNP PARIBAS, a banking institution organized under the laws of France, as Administrative Agent for the Secured Parties (the "Administrative Agent"), BARCLAYS CAPITAL, a division of Barclays Bank PLC, a public limited company organized under the laws of England and Wales, as Technical Agent (the "Technical Agent"), CORPORACIÓN ANDINA DE FOMENTO, a multilateral institution organized and existing pursuant to its Constitutive Agreement signed in Bogotá, Colombia on February 7, 1968, as a Senior Lender ("CAF"), JPMORGAN CHASE BANK, N.A., a national banking corporation as Collateral Agent (the "Collateral Agent") and as Securities Intermediary (the "Securities Intermediary"), and the SENIOR LENDERS party hereto.

RECITALS

        WHEREAS, the Borrower, Apex Sweden, Apex Metals Marketing, Apex Luxembourg, Apex Silver Finance, SC Minerals Sweden, Comercial Metales Blancos, the Administrative Agent, the Technical Agent, CAF, the Collateral Agent, the Securities Intermediary, and the Senior Lenders party thereto are parties to the Common Security Agreement, dated as of December 1, 2005 (as amended and supplemented from time to time, the "Common Security Agreement");

        WHEREAS, pursuant to the Common Security Agreement and the other Transaction Documents, the Borrower and the other parties thereto agreed, among other things, to the terms and conditions for the financing of the Project;

        WHEREAS, the Borrower, the Sponsors and the Secured Parties have agreed on binding terms and conditions for the restructuring of the financing of the Project, as set forth in that certain term sheet dated as of December 12, 2008 (the "Lender Term Sheet"), a copy of which is attached as Appendix A;

        WHEREAS, certain agreements set forth in the Lender Term Sheet were given effect pursuant to that certain Fourth Omnibus Amendment Agreement dated as of December 12, 2008 (the "Fourth Omnibus"), among the Borrower, the Sponsors, the Secured Parties and the other parties thereto, and the "Hedge Termination Documents" described therein;

        NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.01.    Defined Terms.    Except as otherwise defined herein, capitalized terms used in this Agreement shall have the meanings given thereto in the Common Security Agreement (including Appendix A thereto). As used in this Agreement:

        "Bankruptcy Code" has the meaning set forth in Section 4.03.

        "CAF A&A Agreement" means the Assignment and Assumption Agreement between CAF and Sumitomo entered into pursuant to Section 3.01(b), in the form attached hereto as Appendix C.

        "CB A&A Agreements" means each of the Assignment and Assumption Agreements between each Senior Lender (other than CAF) and Sumitomo entered into pursuant to Section 3.01(b), in the respective form attached hereto as Appendix B.

        "Existing Secured Parties" means, from and after the date hereof, the Secured Parties other than Sumitomo.

        "Funds Flow Memorandum" means the memorandum describing the flow of funds payable in each case on or before December 19, 2008, pursuant to each of the Termination Documents, attached hereto as Appendix D, as supplemented or amended by the parties.

        "Lender Claim" has the meaning set forth in Section 4.04.

        "Plan" has the meaning set forth in Section 4.05.

        "Plan Support Agreement" has the meaning set forth in Section 4.05.

        "Senior Obligations" means all existing and future obligations of any Affiliated Obligor from time to time owing to Sumitomo or any of its Affiliates, arising under or in respect of monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), including under or in respect of the Transaction Documents, any of the Shareholders Agreements and any indebtedness created pursuant thereto.

        "Subordinated Obligations" means all Secured Debt Obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), owing to the Existing Secured Parties after payment of the amounts described in the Funds Flow Memorandum in each case on or before December 19, 2008; provided that, the Lender Claim shall not be a Subordinated Obligation.

        "Termination Documents" means this Agreement, the CAF A&A Agreement and the CB A&A Agreements.

        "Transfer" has the meaning set forth in Section 4.05.

        Section 1.02.    Interpretation.    The rules of interpretation set forth in clauses (a) to (k) of Section 1.02 of the Common Security Agreement shall apply, with necessary changes, to this Agreement as if set forth in full in this Section 1.02.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

        Each of the Borrower, ASM, Apex Sweden, Apex Luxembourg, Apex Silver Finance, Apex Metals Marketing, Sumitomo, SC Minerals Sweden and Comercial Metales Blancos represents and warrants to the Administrative Agent and the Collateral Agent for the benefit of the Existing Secured Parties that:

        Section 2.01.    Authority.    It has all requisite organizational power and authority to enter into each Termination Document to which it is a party and to incur and perform its obligations provided for herein and therein.

        Section 2.02.    Consents and Approvals.    All Authorizations and Government Approvals which are necessary for (i) the execution and delivery by it of this Agreement and the other Termination Documents to which it is a party and (ii) the performance of its obligations hereunder and thereunder have been obtained and are in full force and effect.

        Section 2.03.    No Conflicts.    The execution, delivery and performance by it of each of the Termination Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not (i) violate any provision of its Organizational Documents, any Authorization, any Government Rule or any Government Approval applicable to it; (ii) conflict with, result in a breach of or constitute a default under any indenture or loan or credit agreement to which it is a party or by which it or its property may be bound or affected in any material respect; or (iii) result in, or create any Lien (other than Liens specifically permitted under the Financing Documents) upon or with respect to any of the properties now owned or hereafter acquired by it.

ARTICLE III

CONSENTS AND APPROVALS

        Section 3.01.    Secured Party Consents and Approvals.    Subject only to (i) execution of (A) this Agreement by all the parties named on the signature pages hereof and (B) the other Termination Documents by all the parties named on the signature pages thereof, and (ii) payment of the amounts described in the Funds Flow Memorandum, in each case on or before December 19, 2008, the Existing Secured Parties consent (effective as of the date hereof) to:

        (a)   the amendments, subordination and other actions set forth in Article IV;

        (b)   the purchase and assumption by Sumitomo of the Senior Loans, to the extent set forth in and in accordance with the Termination Documents (with payments thereunder to be made in accordance with the Funds Flow Memorandum, in each case on or before December 19, 2008), which documents shall be deemed acceptable and sufficient for the purposes set forth therein notwithstanding anything to the contrary in the Transaction Documents;

        (c)   the termination of each PRI Policy;

        (d)   the termination of the Sumitomo Completion Agreement, and the Sumitomo Completion Agreement shall thereupon immediately terminate and Sumitomo shall be released from all liabilities and obligations thereunder;

        (e)   the termination of Sumitomo's guarantees under Article IV of the Sumitomo Pledge and Guarantee Agreement, and such guarantees of Sumitomo shall thereupon immediately terminate and Sumitomo shall be released from all liabilities and obligations thereunder; and

        (f)    the termination of ASM's guarantee obligation under the ASM Completion Agreement solely with respect to, and only to the extent of, the Guaranteed Apex Silver Finance Obligations, and the ASM guarantee obligation solely with respect to the Guaranteed Apex Silver Finance Obligations shall thereupon immediately terminate and ASM shall be released from such liabilities and obligations with respect thereto.

        Section 3.02.    CAF Consent and Approval.    Subject only to (i) execution of (A) this Agreement by all the parties named on the signature pages hereof and (B) the other Termination Documents by all the parties named on the signature pages thereof, and (ii) payment of the amounts described in the Funds Flow Memorandum, in each case on or before December 19, 2008, CAF irrevocably acknowledges and agrees (as of the date hereof) that any prepayment premium payable pursuant to Section 2.07 of the CAF Senior Loan Agreement shall not be due or payable with respect to, or as a consequence of, the purchase and assumption by Sumitomo of the Senior Loans, as contemplated by the Termination Documents.

        Section 3.03.    Borrower Consents and Approvals.    Subject only to execution of (i) this Agreement by all the parties named on the signature pages hereof and (ii) the other Termination Documents by all the parties named on the signature pages thereof, the Borrower consents (as of the date hereof) to the purchase and assumption by Sumitomo of the Senior Loans, to the extent set forth in and in accordance with the Termination Documents (with payments thereunder to be made in accordance with the Funds Flow Memorandum, in each case on or before December 19, 2008), which documents shall be deemed acceptable and sufficient for the purposes set forth therein notwithstanding anything to the contrary in the Transaction Documents.

ARTICLE IV

AMENDMENTS, SUBORDINATION, ETC.

        Section 4.01.    Common Security Agreement.    Subject to Article III and effective as of the date hereof, the Common Security Agreement shall be amended as follows:

        (a)   Section 14.14 shall be deleted in its entirety;

        (b)   the definition of "Affiliated Obligors" in Appendix A thereto shall be amended by deleting the word "Sumitomo";

        (c)   the definition of "Majority Lenders" in Appendix A thereto shall be amended by deleting the proviso at the end thereof; and

        (d)   the definition of "Supermajority Lenders" in Appendix A thereto shall be amended by deleting the proviso at the end thereof.

        Section 4.02.    Financing Documents.    Subject to Article III and effective as of the date hereof, the parties hereto: (a) acknowledge and agree that any provision contained in the Financing Documents requiring the acknowledgement, agreement, consent, approval or waiver of each Senior Lender, each Hedge Bank, each Agent (or any Agent), each Secured Party or the "requisite" Secured Parties shall hereafter require only the acknowledgement, agreement, consent, approval or waiver, as the case may be, of the Majority Lenders, provided that no such acknowledgement, agreement, consent, approval or waiver shall impose any obligation or liability on, or increase any obligation or liability of, a Secured Party without the written consent of each Secured Party affected thereby; (b) acknowledge and agree that any provision contained in the Financing Documents granting rights to any Senior Lender or Secured Party, acting alone or with others, to take action with respect to any Affiliated Obligor or the Collateral, or otherwise under, pursuant to or in connection with any Financing Document, shall hereafter be only available to, and shall in any event require the approval and participation of the Majority Lenders; (c) acknowledge and agree that any provision contained in the Financing Documents requiring Sumitomo (in its capacity as Senior Lender or Secured Party) or any Agent to share with, distribute or otherwise pay to, any Senior Lender or Existing Secured Party any amount in respect of the Financing Documents, however received, from whatever source and whether or not in excess of Sumitomo's pro rata share of such amount, shall hereafter cease to have force and effect (except as otherwise provided in the Plan Support Agreement and/or Plan); (d) acknowledge and agree that any provision contained in the Financing Documents requiring Sumitomo (in its capacity as Senior Lender or Secured Party) or any Agent to share with, or otherwise provide to, any Senior Lender or Existing Secured Party any information in respect of the Financing Documents, the Project, the Collateral or any Affiliated Obligor, however received and from whatever source, shall hereafter cease to have force and effect (except as otherwise provided in the Plan Support Agreement and/or Plan); (e) acknowledge and agree, in furtherance of the foregoing, that Sumitomo, as Secured Party, shall control all rights of the Administrative Agent and the Secured Parties under the Subordination and Standstill Agreement, and (f) subject to Section 4.07, acknowledge and agree that any provision contained in the Financing Documents authorizing any Agent to act on behalf of the Secured Parties shall hereafter, as a condition precedent to the effectiveness of any such Agent's authority to act on behalf of the Secured Parties, require the prior written consent of the Majority Lenders (except as otherwise provided in the Plan Support Agreement and/or Plan).

        Section 4.03.    Subordination of Secured Parties.    Subject to Article III and effective as of the date hereof, the payment of any and all Subordinated Obligations is expressly and irrevocably made subordinate and subject in right of payment to the prior irrevocable payment in full of the Senior Obligations. Notwithstanding anything to the contrary contained in any other agreement, document or instrument, but subject to the terms of this Agreement, each of the Existing Secured Parties hereby expressly agrees that it will not (nor will it direct any other Person on its behalf to), until the irrevocable payment in full of the Senior Obligations, ask, demand, make any claim for, institute any action or proceeding for, otherwise exercise any remedy against any Affiliated Obligor or take, receive or accept from any Affiliated Obligor or retain, by set-off or in any other manner, payment (in whole or in part) of the Subordinated Obligations, whether or not any default shall have occurred under the Secured Debt Obligations and whether or not any amount in respect of the Secured Debt Obligations shall then be due and payable. In the event that, notwithstanding the provisions of this Agreement, any Existing Secured Party on account or in respect of Subordinated Obligations receives, before the irrevocable payment in full of the Senior Obligations, any payment or distribution of assets of any Affiliated Obligor (including the Collateral and any proceeds thereof) or by or on behalf of any Affiliated Obligor of any kind or character, whether in cash, property, securities or other assets, including any such payment or distribution arising out of the exercise by any Existing Secured Party of a right of set-off or counterclaim, with the exception of any distribution made to the Secured Parties on the Lender Claim under any plan not supported by the ASM bondholders and otherwise permitted hereunder, then, such payment or distribution shall be held by the recipient thereof in trust (as property of Sumitomo) for the benefit of, and shall immediately upon receipt be paid over or delivered to, Sumitomo, in precisely the form received, for application to the Senior Obligations. Each Existing Secured Party shall be subrogated to the rights of Sumitomo as a result of any payment by it under this Section to Sumitomo; provided, however, each Existing Secured Party hereby agrees not to assert or enforce any such rights of subrogation until the irrevocable payment in full of the Senior Obligations. So long as the Senior Obligations have not been irrevocably paid in full, whether or not any bankruptcy, insolvency, receivership or other similar proceeding has been commenced by or against any Affiliated Obligor, each Existing Secured Party (x) will not exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral or institute any action or proceeding with respect to such rights or remedies with respect to any Collateral (including any action of foreclosure), (y) will not contest, protest or object to any foreclosure proceeding or action brought by or on behalf of Sumitomo or any other exercise by them of any rights and remedies relating to the Collateral or otherwise, and (z) will not object to the forbearance by or on behalf of Sumitomo from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral. Sumitomo shall have the exclusive right to enforce rights, exercise remedies (including set-off and the right to credit bid its debt) and make determinations regarding the release, disposition, or restrictions with respect to the Collateral without any consultation with or the consent of any Existing Secured Party. In exercising rights and remedies with respect to the Collateral, Sumitomo may enforce the provisions of the Financing Documents and exercise remedies thereunder with respect to the Collateral, all in such order and in such manner as it may determine in the exercise of its sole discretion without any consultation with, or the consent of, any Existing Secured Party. Such exercise and enforcement shall include the rights of an agent appointed by Sumitomo to sell or otherwise dispose of the Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the laws of any applicable jurisdiction. The Existing Secured Parties shall retain all of their rights of payment on the Lender Claim against ASM in an ASM case under title 11 of the United States Code, 11 U.S.C. §§101, et seq. (the "Bankruptcy Code") under any plan not supported by the ASM bondholders.

        Section 4.04.    Lender Claim.    Subject to Article III, the Existing Secured Parties and/or an agent on their behalf will file and prosecute a claim on account of the Senior Loans retained by the Existing Secured Parties plus any accrued and unpaid interest and any other fees and expenses due under the ASM Completion Agreement (the "Lender Claim") in any proceeding commenced by ASM under the Bankruptcy Code or which ASM otherwise becomes the subject of, promptly following the commencement of any such case and otherwise in accordance with the Plan Support Agreement.

        Section 4.05.    Plan of Reorganization.    Subject to Article III, ASM, Sumitomo and the Existing Secured Parties agree to enter into a plan support agreement (the "Plan Support Agreement") for a plan of reorganization for ASM to be filed and prosecuted by ASM in a case under Chapter 11 of the Bankruptcy Code (the "Plan"), which Plan Support Agreement shall, among other things: (a) include a waiver of distributions on the Lender Claim in the ASM bankruptcy case in the event of confirmation and consummation of a consensual Plan supported by ASM's bondholders; (b) include a waiver and release of any and all claims against the Borrower and the other Affiliated Obligors related to the Senior Loans retained by the Existing Secured Parties upon confirmation and consummation of an ASM consensual or non-consensual Plan; (c) discharge and release ASM's liability under all guarantees of the Secured Debt Obligations and the Secured Parties' rights to exercise remedies against ASM's Collateral securing the Senior Loans upon confirmation and consummation of the Plan; (d) commit the Existing Secured Parties to not object to Sumitomo's acquisition of ASM's indirect interests in the Borrower and Apex Metals Marketing, vote the Lender Claim to accept the Plan (provided the Plan does not contain provisions that (i) are not customary for transactions of this type and would be adverse to any of the Existing Secured Parties, (ii) reserve any right or cause of action of ASM against the Existing Secured Parties following confirmation of the Plan, (iii) impact any claim or other right of the Existing Secured Parties (other than the Lender Claim and the Senior Loans retained by the Existing Secured Parties consistent with this Agreement) in any manner adverse to any of the Existing Secured Parties, or (iv) impose any liability of any kind on any Existing Secured Party) and not challenge ASM's effort to confirm the Plan; (e) prohibit the Secured Parties from taking any action to enforce the Lender Claim against any collateral pledged by ASM to secure the Senior Loans or the ASM Completion Agreement, including any request for relief from the automatic stay or adequate protection, absent the consent of Sumitomo; (f) commit the Existing Secured Parties to not object to any debtor in possession financing furnished to ASM by Sumitomo (or any affiliate of Sumitomo) or any debtor in possession financing otherwise supported by Sumitomo or to which Sumitomo does not object, including any super administrative priority and lien priority granted to the lender thereunder pursuant to Sections 364(c) and (d) of the Bankruptcy Code; and (g) not be subject to a due diligence out. ASM, Sumitomo and the Existing Secured Parties agree to negotiate the terms of the Plan Support Agreement in good faith including their mutual rights and obligations thereunder, it being expressly understood that the Existing Secured Parties shall have an obligation to take affirmative steps to support the Lender Claim in the ASM bankruptcy case. In the event the parties do not execute the Plan Support Agreement, the Existing Secured Parties agree to support an ASM plan consistent with the terms of this Agreement. If any Existing Secured Party sells, assigns, conveys or otherwise transfers all or any portion of its right, title or interest (including any participation) in a Senior Loan or the Lender Claim following execution of the Termination Documents and payment of the amounts described in the Funds Flow Memorandum, in each case on or before December 19, 2008 (a "Transfer"), it will condition the Transfer upon the transferee's assumption of the Plan Support Agreement or express written agreement to support an ASM plan consistent with the terms of this Agreement in the event the parties do not execute the Plan Support Agreement.

        Section 4.06.    Releases.    Subject to Article III, the Existing Secured Parties hereby release Sumitomo, its Affiliates (other than the Borrower) and their respective principals, employees, agents, officers, directors, shareholders and professionals from any and all claims and causes of action arising under the Financing Documents (other than pursuant to the Termination Documents and the Plan Support Agreement and/or Plan). Subject to execution of the Termination Documents by all the parties thereto, Sumitomo hereby releases each Existing Secured Party, its Affiliates and their respective principals, employees, agents, officers, directors, shareholders and professionals from any and all claims and causes of action arising under the Financing Documents (other than pursuant to the Termination Documents and the Plan Support Agreement and/or the Plan). Notwithstanding the foregoing, but subject to the other provisions of this Agreement and the provisions of the Plan Support Agreement, each of Sumitomo, its Affiliates and the Existing Secured Parties shall retain any and all claims against ASM and the Borrower.

        Section 4.07.    Agents.    Subject to Article III, and notwithstanding anything to the contrary in the Financing Documents, (i) effective as of the date of hereof (except as may be required to comply with the specific requirements of this Section 4.07), each of BNP Paribas and Barclays Capital hereby resign as the Administrative Agent and Technical Agent (respectively), and the Existing Secured Parties and the Borrower hereby accept such resignation irrevocably and unconditionally, (ii) the Secured Parties hereby agree that no successor Administrative Agent or Technical Agent shall be appointed and that all references in the Financing Documents to the Administrative Agent or the Technical Agent shall hereafter be references to the Majority Lenders, and (iii) the Secured Parties hereby agree that the Majority Lenders shall have all rights, powers and privileges (but none of the duties) of the Administrative Agent and the Technical Agent under the Common Security Agreement and the other Financing Documents. Notwithstanding the foregoing, the Existing Secured Parties shall appoint Natixis, New York Branch as posting agent (the "Posting Agent") to assist such Existing Secured Parties in connection with the monitoring of the ASM bankruptcy case, and the filing, prosecution and administration of the Lender Claim in accordance with Section 4.04 and 4.05. Sumitomo shall pay an initial fee of US$10,000 and a monthly fee of US$15,000 to such Posting Agent and agrees to reimburse the reasonable out-of-pocket costs incurred by such Posting Agent upon the submission of appropriate invoices including those in connection with the posting of documents to a secure on-line data room through the earlier of (i) August 16, 2009, and (ii) the consummation of a Plan. If no arrangement for the extension of the agency has been agreed among the Existing Secured Parties by July 16, 2009, then the Posting Agent may in writing notify all Existing Secured Parties that the agency shall terminate as of August 16, 2009.

        Subject to Article III, the Existing Secured Parties shall make such arrangements as are necessary for the appointment of counsel effective as of the date hereof, and shall promptly notify Sumitomo of the name and notice information of such counsel.

        BNP Paribas, in its capacity as Agent under the Loan PRI Policy and the Hedge PRI Policy, shall promptly submit a notice in accordance with the Loan PRI Policy and the Hedge PRI Policy (with copy to Sumitomo) requesting the cancellation of the Loan PRI Policy and the Hedge PRI Policy by the PRI Insurers and requesting that the cancellation be effective as of the date that the amounts described in the Funds Flow Memorandum are paid or otherwise the date that is no later than 45 days after such notice of cancellation is received by the PRI Insurers (in accordance with the Loan PRI Policy and the Hedge PRI Policy) BNP Paribas further agrees that upon receipt of funds set forth in the Funds Flow Memorandum for reimbursement of the Existing Secured Parties' expenses contemplated under Section 5.03 below, it shall promptly distribute such funds for application to such expenses as agreed by the Existing Secured Parties.

ARTICLE V

MISCELLANEOUS

        Section 5.01.    Exclusivity.    The Senior Lenders shall not sell, assign, convey or otherwise transfer any of their right, title or interest (including any participation) in the Senior Loans prior to entering into or giving effect to the Termination Documents.

        Section 5.02.    Standstill.    The Existing Secured Parties acknowledge and agree that, from and after their execution of this Agreement and until such time as the other Termination Documents have been entered into by the parties thereto and the amounts described in the Funds Flow Memorandum have been paid in each case on or before December 19, 2008, (a) all scheduled principal and interest payments on the Senior Loans shall be deferred, and (b) they shall take no action to declare an Event of Default, accelerate the Senior Loans, or exercise any right or remedy under the Common Security Agreement or any other Financing Document, and shall otherwise observe a complete standstill with respect to the enforcement of any right, remedy or cause of action against any Affiliated Obligor (other than as provided in Section 4.04 against ASM) or the Collateral. Subject to Article III, the Existing Secured Parties acknowledge and agree that their rights, benefits, powers and privileges shall be strictly governed by the terms of this Agreement, the Plan Support Agreement and/or the Plan.

        Section 5.03.    Expenses.    Sumitomo shall reimburse the Existing Secured Parties for the reasonable expenses, fees and costs, including reasonable fees and expenses of counsel, incurred by the Secured Parties prior to execution of the Termination Documents by all the parties thereto, in connection with the Financing Documents, the negotiation of the Lender Term Sheet and the Termination Documents, and the transactions contemplated thereunder, up to a maximum of $1,500,000 and as further described in the Funds Flow Memorandum. Sumitomo shall reimburse the Existing Secured Parties for the reasonable expenses, fees and costs, including reasonable counsel fees and expenses, incurred by the Existing Secured Parties in connection with any ASM bankruptcy or insolvency proceeding(s) in accordance with a budget to be submitted and approved by Sumitomo in advance and the Existing Secured Parties shall not be obliged to take any action in connection with any bankruptcy, insolvency or other proceeding(s) if Sumitomo does not approve the budget prior to the Secured Parties taking such action. Notwithstanding the foregoing, Sumitomo shall reimburse the Existing Secured Parties for the reasonable expenses, fees and costs, including reasonable counsel fees and expenses of a single counsel, incurred by the Existing Secured Parties in connection with the Existing Secured Parties taking affirmative steps (with the prior approval of Sumitomo) to support the Lender Claim in any ASM bankruptcy or insolvency proceeding and subject to such terms and conditions as may be further agreed to by Sumitomo and the Secured Parties.

        Section 5.04.    Counterparts.    This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by fax shall be effective as delivery of a manually executed counterpart of this Agreement.

        Section 5.05.    Severability.    Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

        Section 5.06.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

        Section 5.07.    Headings.    Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

        Section 5.08.    Waivers; Amendment.    None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified without the consent of each of the parties hereto.

        Section 5.09.    Limited Agreement.    The amendments, waivers and consents set forth in this Agreement are limited in effect, shall apply only as expressly set forth herein and shall not constitute or be deemed to be an amendment or waiver of any other provision of, or a consent to any action limited by, any Financing Document, each of which shall remain in full force and effect and are hereby ratified and confirmed in all respects.

        Section 5.10.    Authorizations.    Each of the Senior Lenders hereby authorizes the Administrative Agent, the Collateral Agent and the Technical Agent to execute and deliver (a) this Agreement, (b) each of the agreements substantially in the forms attached hereto to which they are required to be a party, (c) such other documents required to give effect to the termination of each PRI Policy, and (d) such other documents required pursuant to Section 5.11.

        Section 5.11.    Further Assurances.    Each party hereto will use reasonable efforts to implement the provisions of the Termination Documents, and for such purpose each party, at the request of any other party, will, without further consideration, promptly execute and deliver or cause to be executed and delivered such assignments, consents or other instruments (including lien releases, Uniform Commercial Code termination statements and reconveyancing documents) in addition to those required by the Termination Documents, as such other party may deem necessary to implement any provision of such Termination Documents and to promptly take or forbear from all such action as may be reasonably necessary or appropriate in order to more effectively confirm or carry out the provisions of the Termination Documents.

        Section 5.12.    Entire Agreement.    This Agreement, together with the other Termination Documents, contains the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, including the Lender Term Sheet, which the parties agree, subject to execution of the Termination Documents by the parties thereto and payment of the amounts described in the Funds Flow Memorandum in each case on or before December 19, 2008, shall be terminated.

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        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as the day and year first above written.

MINERA SAN CRISTÓBAL, S.A.
By:	/s/ Jeffrey G. Clevenger Name: Jeffrey G. Clevenger Title: President and Director
APEX SILVER MINES LIMITED
By:	/s/ Jeffrey G. Clevenger Name: Jeffrey G. Clevenger Title: President and Chief Executive Officer
APEX SILVER MINES SWEDEN AB
By:	/s/ Gerald J. Malys Name: Gerald J. Malys Title: Deputy Director

APEX LUXEMBOURG S.A. R.L.
By:	/s/ Gerald J. Malys Name: Gerald J. Malys Title: Manager
APEX SILVER FINANCE LTD.
By:	/s/ Robert P. Vogels Name: Robert P. Vogels Title: Vice President

APEX METALS MARKETING GmbH
By:	/s/ Robert P. Vogels Name: Robert P. Vogels Title: Vice President
SUMITOMO CORPORATION
By:	/s/ Akira Takeuchi Name: Akira Takeuchi Title: Corporate Officer
SC MINERALS AKTIEBOLAG
By:	/s/ Akira Takeuchi Name: Akira Takeuchi Title: Corporate Officer
COMERCIAL METALES BLANCOS AB
By:	/s/ Akira Takeuchi Name: Akira Takeuchi Title: Corporate Officer

BNP PARIBAS as Administrative Agent
By:	/s/ Jeffrey Stufsky Name: Jeffrey Stufsky Title: Managing Director
By:	/s/ Kathryn B. Quinn Name: Kathryn B. Quinn Title: Managing Director
BARCLAYS CAPITAL as Technical Agent
By:	/s/ Allan Pover Name: Allan Pover Title: Director
JPMORGAN CHASE BANK, N.A., as Collateral Agent
By:	/s/ Evangelos Ntavos Name: Evangelos Ntavos Title: Vice President
JPMORGAN CHASE BANK, N.A., as Securities Intermediary
By:	/s/ Evangelos Ntavos Name: Evangelos Ntavos Title: Vice President

CORPORACIÓN ANDINA DE FOMENTO, as a Senior Lender
By:	/s/ Luis Enrique Berrizbeitia Name: Luis Enrique Berrizbeitia Title: Acting Executive President
BARCLAYS BANK PLC, as a Senior Lender
By:	/s/ Allan Pover Name: Allan Pover Title: Director
BNP PARIBAS, as a Senior Lender
By:	/s/ Jeffrey Stufsky Name: Jeffrey Stufsky Title: Managing Director
By:	/s/ Kathryn B. Quinn Name: Kathryn B. Quinn Title: Managing Director
AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as a Senior Lender
By:	/s/ C. Theodore Wolf Name: C. Theodore Wolf Title: Director, Lending Services

KFW, as a Senior Lender
By:	/s/ Ursula Hauser Hoffman Name: Ursula Hauser Hoffman Title: VP SPM
By:	Name: Title:
NATIXIS, New York Branch, as a Senior Lender
By:	/s/ Steven Yoon Name: Steven Yoon Title: Director
By:	/s/ Richard Garcia Name: Richard Garcia Title Senior Managing Director
CATERPILLAR FINANCIAL SERVICES (UK) LTD., as a Senior Lender
By:	/s/ Douglas Lokken Name: Douglas Lokken Title: Managing Director

N M ROTHSCHILD & SONS LIMITED, as a Senior Lender
By:	/s/ Alan Park Name: Alan Park Title: Managing Director
By:	/s/ Derek Mccrone Name: Derek Mccrone Title: Director
EXPORT DEVELOPMENT CANADA, as a Senior Lender
By:	/s/ Arturo Polisena Name: Arturo Polisena Title: Risk Policy Manager
By:	/s/ Michael J. Fortner Name: Michael J. Fortner Title: Manager, Special Risks
FORTIS CAPITAL CORP., as a Senior Lender
By:	/s/ Kerri L. Fox Name: Kerri L. Fox Title: Managing Director
By:	/s/ Harry T. Nullet Name: Harry T. Nullet Title: Director

NORDKAP BANK AG, as a Senior Lender
By:	/s/ Jeffrey P. Riopelle Name: Jeffrey P. Riopelle Title: SVP
By:	/s/ Simona Kugler Name: Simona Kugler Title Portfolio Manager
FIRSTRAND (IRELAND) PLC, as a Senior Lender
By:	/s/ Stephen Peters Name: Stephen Peters Title: Authorised Signatory
By:	/s/ Emma Brady Name: Emma Brady Title: Authorised Signatory

QuickLinks

  Exhibit 10.23
  Execution Version
FIFTH OMNIBUS AMENDMENT AGREEMENT
TABLE OF CONTENTS
RECITALS
ARTICLE I DEFINITIONS
ARTICLE II REPRESENTATIONS AND WARRANTIES
ARTICLE III CONSENTS AND APPROVALS
ARTICLE IV AMENDMENTS, SUBORDINATION, ETC.
ARTICLE V MISCELLANEOUS